As filed with the Securities and Exchange Commission on December 22, 2005
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934

                           Gemwood Productions, Inc.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                  7231                           20-3240178
(State or Other Jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)            Identification No.)

    C Alta Mar 157 Fracc Baja Del Mar
   Playas de Rosarito BC 22710 Mexico                      (775) 352-4178
(Address of principal Executive Offices)             (Issuer's Telephone Number)

   Law Office of Michael M. Kessler
  3436 American River Drive, Suite 11
      Sacramento, CA  95864                 (916)239-4000         (919)239-4008
(Name and Address of Agent for Service)   (Telephone Number)       (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
 Class of                              Maximum        Maximum
Securities                             Offering       Aggregate       Amount of
  to be             Amount to be        Price         Offering      Registration
Registered           Registered       Per Unit (1)    Price (2)         Fee
--------------------------------------------------------------------------------
  Common              900,000           $0.03          $27,000         $2.89
================================================================================
(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            Gemwood Productions, Inc.
                       C Alta Mar 157 Fracc Baja Del Mar,
                     Playas De Rosarito, B.C. 22710, Mexico
                         900,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Gemwood Productions, Inc. and no public market exists for the securities being offered. Gemwood Productions is offering for sale a total of 900,000 shares of its common stock on a self-underwritten, best effort, all-or-none basis. The shares will be offered at a fixed price of $.03 per share for a period of 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

Gemwood Productions is a development stage, start-up Company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

                   Offering         Total
                    Price         Amount of      Underwriting     Proceeds
                  Per Share       Offering       Commissions        to Us
                  ---------       --------       -----------        -----
Common Stock        $.03           $27,000           $0            $27,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       Subject to Completion, Dated , 2005

                                TABLE OF CONTENTS

SUMMARY......................................................................  3
OFFERING.....................................................................  3
RISK FACTORS.................................................................  4
FORWARD LOOKING STATEMENTS ..................................................  9
USE OF PROCEEDS..............................................................  9
DETERMINATION OF OFFERING PRICE ............................................. 10
DIVIDEND POLICY.............................................................. 10
PLAN OF DISTRIBUTION......................................................... 10
LEGAL PROCEEDINGS............................................................ 12
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 13
DESCRIPTION OF SECURITIES ................................................... 13
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 14
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 14
ORGANIZATION IN THE LAST FIVE YEARS ......................................... 15
DESCRIPTION OF BUSINESS ..................................................... 15
PLAN OF OPERATION............................................................ 20
DESCRIPTION OF PROPERTY ..................................................... 24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 24
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS .................................................. 24
EXECUTIVE COMPENSATION ...................................................... 27
FINANCIAL STATEMENTS ........................................................ 27
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
 AND FINANCIAL DISCLOSURE ................................................... 27

SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Gemwood Productions, Inc.

Gemwood Productions, Inc. was incorporated in Nevada on January 17, 2005 for the purpose of marketing and selling day spa services to tourists at resort destinations throughout Mexico. We have signed a commercial lease agreement to commence on April 1st, 2006 and continue month-to-month thereafter until canceled upon 30 days prior notice by either party. We have paid a deposit of $500.00 for the location, and the rental cost will be $300.00 per month. We have received a letter-of-intent from Gran Baja Resorts offering their intent to authorize Gemwood Productions, Inc. to provide day spa and salon services to their resort guests beginning spring of 2006. The principal executive offices are located at C Alta Mar 157 Fracc Baja Del Mar, Playas De Rosarito, B.C. 22710. The telephone number is (775) 352-4178.

From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the year ended September 30, 2005 report no revenues and no losses. Our independent auditors have issued an audit opinion for Gemwood Productions which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our only asset as of the date of this prospectus is our cash in the bank, consisting of $20,000 in cash generated from the issuance of shares to our founder.

OFFERING

The following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered     900,000 Shares of common stock, par value $.001.

Offering Price per Share     $.03

Offering Period              The shares are being offered for a period not to
                             exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds                 $27,000

Use of Proceeds              We intend to use the proceeds to expand our
                             business operations.

No. of Shares Outstanding
Before the Offering:         2,000,000

No. of Shares Outstanding
After the Offering:          2,900,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 69% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICER AND DIRECTOR CURRENTLY DEVOTES ONLY PART TIME SERVICES TO THE COMPANY AND IS ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Victor Manuel Savceda, the President and Director of the company, currently devotes approximately 5 - 10 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Savceda. He has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Savceda intends to limit his role in his other business activities and devote full time services to Gemwood Productions after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on January 17, 2005; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR ONLY ASSET IS $20,000 CASH IN THE BANK AND WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO COMPLETE THE FUNDING FOR OUR BUSINESS PLAN. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our founder for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of additional capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet opened our day spa and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE DAY SPA INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET A DESIRABLE OFFERING OF SERVICES THAT THE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The day spa industry is intensely competitive and fragmented. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of services, and with substantially larger resources than ours. In addition to these large competitors there are numerous smaller operations that have developed and are marketing services similar to ours. Our competitors include, by way of example, Cielo, Spa Vital, and Spa at the Riviera Alta. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR DAY SPA SERVICES. IF THE PUBLIC DOESN'T FIND OUR SERVICES DESIRABLE AND WE CANNOT ESTABLISH A RETURNING CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY FUTURE REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a line of day spa services that the public finds desirable and willing to purchase on a recurring basis is critically important to our success. We cannot be certain that the services that we will be offering will be appealing to the public and as a result there may not be any demand for our services and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our services in the future that the public's demand for these new offerings will develop and this could adversely affect our business and any possible revenues.

WE WILL BE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS, MAKING IT DIFFICULT FOR AN INVESTOR TO EFFECT SERVICE UPON THE COMPANY.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we will be operating as a foreign corporation doing business in Mexico and are subject to the local laws of Mexico governing the investor's ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Mexican courts having jurisdiction without reexamination of the merits of the case.

Since our officer and director resides outside the United States, substantially all or a portion of his assets are located outside the United States. As a result, it may not be possible for investors to affect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

While our bank account is in U.S. Dollars and is held in a U.S. bank, we will be conducting the majority of our business, at least initially, in the Mexican Peso. The Mexican Peso has traded in a fairly narrow range over the past several years so we currently only have limited exposure to exchange rate fluctuations.

At some point in the future the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 10.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commission. He will offer the shares to his friends, relatives, acquaintances and business associates. However; there is no guarantee that he will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all funds will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Gemwood Productions or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.03 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.014 per share, $.016 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 69% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,000 cost of this Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the proceeds to us will be $27,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                     $27,000
                                        -------

     Salaries                            12,000
     Advertising and Marketing           12,000
     Renovations                          3,000
                                        -------
     Total Net Proceeds                 $27,000
                                        =======

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash assets and the amount of money we would need to fully implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Gemwood Productions or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $.03 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed.

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all funds collected for subscriptions in a separate bank account until the total amount of $27,000 has been received. At that time, the funds will be transferred to our business account for use in our business plans. In the event the offering is not sold out prior to the Expiration Date, all funds will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Gemwood Productions, Inc.

LEGAL PROCEEDINGS

Gemwood is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

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
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Gemwood, whose one year term will expire 11/15/06, or at such a time as his successor(s) shall be elected and qualified is as follows:

                                                          Date
Name & Address                     Age   Position    First Elected  Term Expires
--------------                     ---   --------    -------------  ------------
Victor Manuel Savceda              20    President,     08/13/05       11/15/06
C Alta Mar 157 Fracc Baja Del Mar        Secretary,
Playas De Rosarito B.C 22710             Director

The foregoing person is a promoter of Gemwood, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes an immaterial amount of time, approximately five to ten hours per week, to manage the business affairs of our company. After receiving funding per our business plan Mr. Savceda intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Resume
Arco Iris Salon
Owner - Rosarito, B.C.
2004 - Present

Owner of the Arco Iris Salon in Rosarito Beach, Baja California, Mexico. Arco Iris Salon provides manicure, pedicure, hair salon, hair removal and waxing services to customers in Rosarito Beach, Baja California, Mexico. Mr. Savceda manages the daily operations of the business, including management of its four employees, inventory, sales, marketing, budgeting, and customer relations. Graduate of the Instituto Europeo - 2004

Prior to 2004, Mr. Savceda was a student.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Gemwood's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Gemwood's common stock through the most current date - December 16, 2005:

Title Of              Name &                        Amount &          Percent
 Class               Address                     Nature of owner       Owned
 -----               -------                     ---------------       -----
Common     Victor Manuel Savceda                  2,000,000 (a)         100%
           C Alta Mar 157 Fracc Baja Del Mar
           Playas De Rosarito B.C 22710

Total Shares Owned by Officers & Directors
 as a Group                                       2,000,000             100%

----------
(a) Mr. Savceda received 1,000,000 shares of the company's common stock on August 25, 2005 for $10,000 cash. He received an additional 1,000,000 shares of common stock on October 25, 2005 for $10,000 cash.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 2,000,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell his shares at any time after this offering is complete.

DESCRIPTION OF SECURITIES

Gemwood's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $0.001 per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Gemwood, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended September 30, 2005 included in this prospectus have been audited by De Joya Griffith & Company, LLC, 2425 W. Horizon Ridge Parkway, Henderson, NV 89052. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler, 3436 American River Drive, Suite 11, Sacramento, CA 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION IN THE LAST FIVE YEARS

Gemwood Productions, Inc. was incorporated in Nevada on January 17, 2005. In August of 2005 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $20,000 through the sale of common stock to our officer and director. Gemwood does not have any, nor has it had any, associations with any promoters aside from Mr. Savceda, our director, who is considered a promoter.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Gemwood Productions, Inc. was incorporated in Nevada on January 17, 2005. We have taken the following steps: developed our business plan, signed a commercial lease for our first day spa, and received a letter of intent to provide services for a beach resort hotel. We are a development stage company with essentially no revenues and a limited operating history.

Gemwood Productions, Inc. has a very specific business plan that it is executing as aggressively as it can with the current funding. Our director has the experience and knowledge in the day spa and salon services industry to successfully execute the business plan. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the funding to complete the plan.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Gemwood Productions, Inc. intends to market and sell its day spa services to tourists at resort destinations throughout Mexico. We intend to market and sell massage, stone therapy, manicure, pedicure, hair salon, aromatherapy, facial rejuvenation, skin care and cleansing treatments, professional peels, herbal steam treatments, steam bath and sauna, permanent make up, skin exfoliation, tanning, hair removal and waxing, body wraps, Moor mud treatments, yoga, nutrition and diet counseling, and cellulite treatment services to tourist resorts throughout Mexico. We plan to open our fist day spa in Rosarito Beach, Baja California, Mexico. We have signed a commercial lease agreement to commence on April 1st, 2006.

For centuries, massage and other forms of body work and beauty enhancement have been practiced. The benefits are; relief of stress and tension, increased circulation, improved emotional and physical well-being, and improved appearance. The different styles of massage that will be offered at our day spa are:

     SWEDISH MASSAGE is designed to relieve everyday stress and tension by using soothing gentle strokes to relieve sore muscles and relieve stress.

     THERAPEUTIC AND DEEP TISSUE MASSAGE is used to target specific areas of concern. Muscle groups are isolated and massaged to relieve pain and restore well being.

     AROMATHERAPY MASSAGE incorporates Aromatherapy oils with traditional massage techniques in order to relax the client. Aromatherapy is the art of using oils extracted from plants for healing. The essential oils are extracted from the flowers, seeds, fruits, leaves, bark, and roots of organically grown plants. The oils are absorbed into the body via the skin's pores during massage. Molecules within the oils enter the bloodstream, and from there target the nervous system, thus affecting ones emotional and physical well being. Each essential oil has a number of different properties. For example, lavender is a sedative, antidepressant and antispasmodic. It is mainly used to relieve nervous tension and digestive complaints. Tea tree is a powerful antiseptic, geranium is a mood enhancer and eucalyptus is a decongestant.

     HOT STONE MASSAGE is a specialty massage that uses smooth, heated stones. They are often basalt, a black volcanic rock that absorbs and retains heat well. It is a deeply soothing, relaxing form of massage. The heat helps tight muscles release. The stones are sanitized and then heated in 120 and 150 degree water. The therapist uses traditional strokes of Swedish massage while holding a heated stone. As the stone cools, the therapist replaces it with another. Heated stones are also placed in specific points along the spine, the palms of the hands, and between the toes to improve the flow of energy in the body. If inflammation or muscle injury is present, cold stones are sometimes used.

The principles of facial rejuvenation are to stimulate the facial muscles to stimulate muscle tone. Facial massage stimulates circulation in the skin which improves skin tone, collagen, and elastin levels. This is also called the non-surgical facelift. It is intended to help with wrinkles and sagging facial muscles.

A manicure is a cosmetic beauty treatment for fingernails and hands. A manicure can treat just the hands, just the nails, or both. During a spa manicure hands are soaked in warm water that is treated with tea tree oils and sea salt to clean and moisturize the finger nails and cuticles. The nails are then clipped, filed, buffed and polished. A similar treatment performed on the feet is a pedicure. We intend to perform both services at our day spas.

Waxing is a temporary method of hair removal which removes the hair at the root. New hairs do not grow back in the waxed area for up to three to eight weeks. Almost any area of the body can be waxed, including eyebrows, face, bikini area, legs, arms, back, abdomen and feet. Waxing is accomplished by spreading a warmed wax combination thinly over the skin. A cloth or paper strip is pressed on top and then ripped off with a quick movement against the direction of the hair growth. This removes the wax along with the hair and dead skin cells leaving the skin smooth. New hair growth in the waxed areas is soft and fine, not sharp and coarse like shaved hair.

Moor mud is imported from France and is known for its cleansing, healing and detoxifying properties. The therapeutic benefits of Moor mud include relieving joint pain and skin inflammations, improving blood flow and lymphatic circulation, and nourishing the skin. This treatment is a full body mask that combines the therapeutic properties of the Moor with the use of essential oils and massage for releasing stress and enhancing deep relaxation.

The most popular body treatment is a "body scrub" -- sometimes called a sea-salt scrub or salt glow. This is an exfoliating treatment that takes place on a massage table covered with a sheet and a large, thin piece of plastic. As the client lays on their stomach, the massage therapist rubs a mixture of sea salt, oil, and aromatics like lemon into the skin. This removes the outermost layer of dead skin cells and leaves skin feeling velvety soft. Once the whole body is scrubbed, which takes ten or fifteen minutes, the therapist drapes plastic over the client and goes away for about 20 minutes while the client rests. Variations can come from the essential oils or scrub materials: some of the most popular being the orange blossom/peppermint salt glow, the cucumber salt glow, and the grape seed scrub.

A "body mask," which sometimes takes place after a scrub, involves the application of product over the entire body. Mud, algae, or seaweed is applied to the skin and then the client is wrapped in a thermal blanket. It's a "detoxifying" treatment that stimulates the metabolic system, speeding its ability to carry away waste products. A very heavy cream product that penetrates into the body can also be used as a "hydrating" treatment.

A "body wrap" is a wrapping treatment used to treat cellulite. It sometimes has a diuretic effect that aids in temporary weight reduction. An herbal and amino acid masque is applied to the body to open pores, flush out toxins and stimulate circulation. Linen cloths soaked in the amino acid solution are wrapped very firmly around the body to contour and smooth problem areas. The client then relaxes under a warm blanket for 30 minutes. The resulting inch loss can be maintained if the client follows a healthy lifestyle. Added benefits include stimulation of the lymphatic system, reduction of cellulite and a boost in metabolism.

We also plan to offer tanning services to our customers. Tanning leaves skin with a healthy glow. It is used by men and women alike. Tanning helps keep a natural tan or provide enhancement during a vacation. The types of tanning services we plan to offer are:

     AIRBRUSH TANNING - A perfect all-over tan in less than 20 minutes, fully developed within 4-6 hours. The FDA approved active ingredient, dihydroxyacetone (DHA), reacts with the amino acids (proteins) in the outermost layer of the skin to produce a golden brown color. The body is evenly bronzed with healthy color for 5-12 days. Airbrush tanning provides a beautiful natural-looking tan without the long-term skin damage associated with UV exposure or the streaks and drips of other self tanning systems. The micro-fine mist is administered by a certified Airbrush Tanning technician who can customize and perfect the tan.

     SUNLESS BRONZING LOTION - A two step spa treatment. The client is exfoliated with a salt body rub, then a sunless tanning lotion is applied by the esthetician and rubbed into the skin. The treatment generally takes 1 hour.

     TANNING BEDS - A true melanin tan is achieved by exposing the skin to ultraviolet rays produced by lights in the beds and capsules. Approximately three visits are necessary to build a strong base tan.

Sauna and Steam Room treatments will also be offered. The sauna utilizes dry heat in a wooden structure which forces sweating and the elimination of toxins, open pores. It is followed by a cold shower that will close the opened pores and stop the sweating process. The steam room utilizes wet, hot steam which promotes sweating, opening pores and ridding of toxins.

Permanent cosmetic makeup is a state of the art form of cosmetic tattooing. The specialized techniques used for permanent cosmetics are often referred to as "micro-pigmentation", "micro-pigment implantation" or "derma-graphics". The cosmetic implantation technique deposits tiny individual implants of pigment into the dermal layer of the skin. Permanent cosmetics procedures are performed using various machines and methods, including the traditional (or specialized) tattoo or coil machines, the pen or rotary machine and the non-machine or hand method. These procedures are a process which includes the initial consultation, initial application of pigment, and usually one or two follow up visits for adjusting the shape and color or density of the pigment. The most popular permanent makeup services are for eyebrows, eyeliner, eyelash enhancement, lip-liner and full lip color.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Gemwood plans to utilize its management's background in the salon and spa services industry to offer our services to tourists at resort destinations throughout Mexico. Our director has a background in the salon and spa services industry. We plan to offer our services through a web site, hotels and resorts, and travel agencies.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Gemwood has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

Gemwood Productions intends to compete in the salon and day spa services industry. Gemwood Productions Inc. competitors Cielo, Spa Vital, and Spa at the Riviera Alta have longer operating histories, larger customer bases, and greater brand recognition than Gemwood Productions Inc.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have no principal suppliers or sources for raw materials. We will utilize our management's background to offer our salon and spa services without the use of major suppliers of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Gemwood will not depend on any one or a few major customers. Management has experience in the management of salon and spa services in Mexico.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Gemwood is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Gemwood will be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in Mexico.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Gemwood has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Gemwood's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Gemwood could be adversely affected.

NUMBER OF EMPLOYEES

Gemwood's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officer intends to work on a full time basis when Gemwood raises capital per its business plan.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Gemwood's current cash balance is $20,000. We believe our cash balance is sufficient to fund our planned levels of operations until we are able to secure the additional financing from the offering. If we experience a shortage of funds prior to funding we may utilize our director has informally agreed to advance funds to allow us to pay for offering costs and filing fees, however our director has no formal commitment, arrangement or legal obligation to advance or loan funds to Gemwood. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $20,000 in equity securities to pay for our minimum level of operations.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in Note 1 of our accompanying financial statements, our lack of any guaranteed sources of future capital creates substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits. Although management has believes their plan for Gemwood will generate revenue and profit, there is no guarantee their past experiences will provide Gemwood with similar future successes.

As of the date of this filing, we have taken the following steps: developed our business plan, determined the market in which we intend to open our first day spa location Rosarito Beach, Baja California, Mexico. Gemwood has signed a commercial lease agreement to commence on April 1st, 2006 and will continue month-to-month thereafter until canceled upon 30 days prior notice by either party. We have paid a deposit of $500.00 for the location. The monthly rent will cost $300.00. We have received a letter-of-intent from Gran Baja Resorts authorizing Gemwood Productions, Inc. to provide day spa and salon services to their guests beginning spring of 2006. We are now in the process of registering our securities with the Securities and Exchange Commission in order to raise funds to implement our business plan. Our business plan includes a need for cash of $46,740, including the cost of this registration statement.

PROPOSED MILESTONES TO IMPLEMENT OUR PLAN OF OPERATIONS:

The following milestones are estimates from our director. They are estimates only. The number of employees, number of initial stores, subsequent costs, and other projected milestones are approximations only, and are subject to adjustments based upon the requirements of the business and costs of those requirements.

We intend to execute the following portions of our business plan over a twelve month period:

APRIL 2006:

We intend to begin the remodeling and build out process for our first location during the month of April. The cost for the first month of remodeling is estimated to cost approximately $1,500. We will design the space with the intention of creating a soothing environment for customers to relax and enjoy a full day of being pampered. Our color choices will be neutral. We plan to paint and do finishing work to create an environment suitable for a day spa. We will also begin paying rent on our first location at a cost of $300 per month, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1000 per month, $1,200 one time fee to purchase salon and spa equipment, $35 per month cost for a bookkeeper. Total cost for the month of April is $4,245.

MAY 2006:

During the month of May, we intend to continue our remodeling and build out efforts for our day spa. We will spend and additional $1,500 during this month on, flooring, molding and tile work. The material choices during this month of our build out will also be based on our goal of creating a soothing and comfortable environment for our customers. Our total cost of operations for the month of May including $300 per month for rent, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1000 per month, $1,500 for remodeling, $35 per month cost for a bookkeeper. Our total cost for the month of May is estimated to be $3,045.

JUNE 2006:

In June, we will continue the remodeling efforts for our store at a cost of $1500. We will include aesthetically pleasing artwork, comfortable furnishings, new fixtures, and a musical sound system will be installed to provide meditation and ambient music for our patrons. Our total cost of operations for the month of June, including $300 per month for rent, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $1,500 for remodeling, $35 per month cost for a bookkeeper. Our total cost for the month of June is estimated to be $3,045.

JULY 2006:

Our final month of remodeling is July. We will finalize any interior design choices remaining, purchase window treatments and complete any outstanding finishing work. We estimate our costs to be approximately $1,500 for the final month of remodeling and build out. Our total cost of operations for the month of July, including $300 per month for rent, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $$1,500 for remodeling, $35 per month cost for a bookkeeper. Our total cost for the month of July is estimated to be $3,045.

AUGUST 2006:

In the month of August, we intend to begin our marketing and advertising efforts and hire initial staff at a cost of $500 per month. Our budget for advertising in August is $1,500. We will have brochures designed, printed and distributed to the lobbies of the hotels in Rosarito Beach, Mexico. We will also distribute brochures to the travel agencies and hotels throughout San Diego, California to generate sales of our day spa services. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of August is $3,545.

SEPTEMBER 2006:

We intend for sales to begin in the month of September. We will continue marketing throughout the month of September. We intend to design and develop a web site at a cost of $1,500 to promote our services. Our ongoing cost of monthly operations is; $300 per month for rent, $5000 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of September is $3,545.

OCTOBER 2006:

In October, we will begin our print advertising campaign. We will run ads in local newspapers and magazines to generate business for our day spa. We intend to spend $1,500 in print advertising in October. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of October is $3,545.

NOVEMBER 2006:

In November, we intend to continue our marketing efforts by offering a free day at our facility to travel agents, hotel management, restaurant, bar, and nightclub owners throughout Rosarito Beach and San Diego. The cost for invitations, mailing, and catering for the day and evening is estimated to be $1,500. We hope that this open house style approach of one-to-one marketing will generate interest and sales for our business. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of November is $3,545.

DECEMBER 2006:

Our marketing efforts during the month of December will include a direct mailing of coupon Christmas cards to potential clients. We will target women's gift, bath, and beauty store managers by offering them a free day at our spa. In return we would like them to put coupons for our store on their register counters through the holiday season. We anticipate the cost for this effort to be $1,500. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of December is $3,545.

JANUARY 2007:

In the month of January, we intend to begin an email marketing campaign. We will send out emails to targeted potential customers. The cost for our email campaign is $1,500. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of January is $3,545.

FEBRUARY 2007:

In February, we intend to continue our marketing efforts by offering a free day at our facility to travel agents, hotel management, restaurant, bar, and nightclub owners throughout Rosarito Beach and San Diego. This will be a direct mailing effort followed by a phone call follow up. Each participant will receive a full treatment for themselves and a guest. Cost of this campaign is estimated to be $1,500. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of February is $3545.

MARCH 2007:

In March, we intend to advertise in the travel section of the San Diego Union Tribune. We will offer a buy-one, get-one free coupon redeemable for six months. We believe the cost of this campaign to be $1,500. Our ongoing cost of monthly operations is; $300 per month for rent, $500 for staff, phone $60 per month, utilities $50 per month, postage and supplies $100 per month, salary $1,000 per month, $35 per month cost for a bookkeeper. Our total cost of operations for the month of March is $3,545.

Our total cost for twelve months of operations is $41,740.

In order to meet all of our current business plan goals, we need to receive funding. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until the 2nd quarter of 2006. We anticipate our expenditures through December, 2005 will not exceed $5,000. These costs will consist primarily of offering costs and filing fees. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our marketing plan, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we may utilize one or more options such as use existing cash in the bank or funds loaned by our director. While our director has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and miscellaneous business expenses, our director has no formal commitments, arrangements or legal obligation to advance or loan funds to Gemwood. To date, there have been no loans by the director to Gemwood, no negotiated material terms or agreed upon amounts, and no formalized agreements of any kind.

DESCRIPTION OF PROPERTY

Gemwood's principal executive office address is C Alta Mar 157 Fracc Baja Del Mar, Playas De Rosarito, B.C. 22710. The principal executive office and telephone number are provided by the officer of the corporation. The office is used by the officer for other business interests and is estimated to be sufficient for our business needs until such time as we receive funding and should remain sufficient to accommodate our hiring requirements during the initial phases of our business. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital and then begin hiring new employees for our day spa per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Savceda, an officer of the corporation. The director has determined that based on the fair market value of his services and the use of his offices the Company will begin paying $200 per month to Mr. Savceda beginning in October 2005.

Mr. Savceda purchased 2,000,000 shares of the company's common stock for cash in the amount of $20,000. The stock was valued at $0.01 per share.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

EXECUTIVE COMPENSATION

Gemwood's current officer has received no compensation to date. Beginning in April 2006 our business plan allows for a salary for Mr. Savceda of $1,000 per month if we receive funding. The current Board of Directors is comprised of only Mr. Victor Manuel Savceda.

                           Summary Compensation Table

                                               Other
 Name &                                       annual      Restricted                          All other
principle                                     compen-       stock      Options      LTIP       compen-
position       Year   Salary($)   Bonus($)   sation($)    awards($)    SARs($)    Payouts($)   sation($)
--------       ----   ---------   --------   ---------    ---------    -------    ----------   ---------
VM Savceda     2005      -0-         -0-        -0-          -0-         -0-          -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Gemwood in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Gemwood Productions for the year ended September 30, 2005, and related notes which are included in this offering have been examined by De Joya Griffith & Company, LLC, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                         De Joya Griffith & Company, LLC
                   Certified Public Accountants & Consultants
                         2425 West Horizon Ridge Parkway
                             Henderson, Nevada 89052

--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Gemwood Productions, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Gemwood Productions, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders' equity, and cash flows for the period from January 17, 2005 (Inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gemwood Productions, Inc. (A Development Stage Company) as of September 30, 2005, and the results of its operations and cash flows for the period from January 17, 2005 (Inception) through September 30, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
----------------------------------------

De Joya Griffith & Company, LLC
November 1, 2005
Henderson, Nevada



--------------------------------------------------------------------------------
               Telephone (702) 563-1600 * Facsimile (702) 920-8049

                           GEMWOOD PRODUCTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET


                                                                    As of
                                                              September 30, 2005
                                                              ------------------
                                     ASSETS

Current assets
   Cash                                                            $ 10,000
   Deposits                                                              --
                                                                   --------
      Total current assets                                           10,000

Inventory                                                                --
                                                                   --------

Total assets                                                       $ 10,000
                                                                   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                                $     --
                                                                   --------
      Total current liabilities                                          --
                                                                   --------

      Total liabilities                                                  --

Stockholders' equity
   Common stock; $.001 par value; 50,000,000 shares
    authorized, 1,000,000 shares issued and outstanding               1,000
   Additional paid-in capital                                         9,000
   Accumulated deficit                                                   --

                                                                   --------
      Total stockholders' equity                                     10,000
                                                                   --------

      Total liabilities and stockholders' equity                   $ 10,000
                                                                   ========


                 See Accompanying Notes to Financial Statements

                           GEMWOOD PRODUCTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                           From January 17, 2005
                                                            (Date of inception)
                                                                  through
                                                             September 30, 2005
                                                             ------------------

Revenue                                                         $       --

Operating expenses
  General and administrative                                            --
  Professional fees                                                     --
                                                                ----------

      Total operating expenses                                          --
                                                                ----------

      Loss from operations                                              --

Other income (expenses):
  Other expense                                                         --
  Interest expense                                                      --
                                                                ----------
      Total other income (expenses)                                     --
                                                                ----------
      Loss before provision for income taxes
       and minority interest                                            --

Provision for income taxes                                              --
                                                                ----------

Net loss                                                        $       --
                                                                ----------

Basic and diluted loss per common share                         $       --
                                                                ==========
Basic and diluted weighted average
 common shares outstanding                                       1,000,000
                                                                ==========


                 See Accompanying Notes to Financial Statements

                           GEMWOOD PRODUCTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                           From January 17, 2005
                                                            (Date of inception)
                                                                   through
                                                             September 30, 2005
                                                             ------------------
Cash flows from operating activities:
  Net loss                                                        $     --
  Adjustments to reconcile net loss to
   net cash used by operating activities:
  Changes in operating assets and liabilities:
    (Increase) / Decrease in Inventory                                  --
    Increase / (Decrease) in Accounts Payable                           --
    Change in deposits                                                  --
                                                                  --------
        Net cash used by operating activities                           --

Cash flows from investing activities:
  Purchase of property and equipment                                    --
                                                                  --------
        Net cash used by investing activities                           --

Cash flows from financing activities:
  Proceeds from issuance of common stock                            10,000
                                                                  --------
        Net cash provided by financing activities                   10,000
                                                                  --------

Net increase in cash                                                10,000

Cash, beginning of period                                               --
                                                                  --------

Cash, end of period                                               $ 10,000
                                                                  ========


                 See Accompanying Notes to Financial Statements

                           GEMWOOD PRODUCTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                        Common Stock       Additional                    Total
                                                   -------------------       Paid-in    Accumulated   Stockholders'
                                                   Shares       Amount       Capital      Deficit        Equity
                                                   ------       ------       -------      -------        ------
Balance at January 17, 2005 (Date of inception)         --     $     --     $     --      $    --      $      --

Common stock issued for cash                     1,000,000        1,000        9,000           --         10,000

Net income (loss)                                       --           --           --           --             --
                                                 ---------     --------     --------      -------      ---------

Balance, September 30, 2005                      1,000,000     $  1,000     $  9,000      $    --      $  10,000
                                                 =========     ========     ========      =======      =========

                 See Accompanying Notes to Financial Statements

                            GEMWOOD PRODUCTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history - Gemwood Productions, Inc., Nevada Corporation, (hereinafter referred to as the "Gemwood Productions" or "the Company") was incorporated in the State of Nevada on January 17, 2005. The Company was formed for the purpose of marketing and selling its day spa services to tourists at resort destinations throughout Mexico.

Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on January 17, 2005, indicating Molly Wheeler as the incorporator. At that time Adam Barker was named Director, President, Secretary and Treasurer. On August 13, 2005 Mr. Barker resigned his positions with the Company and Mr. Victor Manuel Savceda was named Director, President, Secretary and Treasurer.

Going concern - The Company incurred net losses of approximately $0.00 from the period from January 17, 2005 (Date of Inception) through September 30, 2005 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end - The Company's year end is September 30.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from January 17, 2005 (Date of Inception) through September 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Foreign Currency Translation - The Company's functional currency is in US dollars as substantially all of the Company's operations are in USD. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance

                            GEMWOOD PRODUCTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


with the SFAS No. 52 - "Foreign Currency Translation". Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the statement of operations.

Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support (inclusive of free rent) of Victor Manuel Savceda should Victor Manuel Savceda determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition - The Company has no revenues to date from its operations. Once the revenue is generated, the company will recognize revenues as the services are rendered.

Inventory valuation - Inventories are stated at the lower of cost or market, cost being determined on the first in, first out (FIFO) basis.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from January 17, 2005 through September 30, 2005.

Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period from January 17, 2005 through September 30, 2005:

                                                                          2005
                                                                       ---------

     Net loss, as reported                                             $ (-----)
     Other comprehensive income                                          (-----)
     Add: Stock-based employee compensation expense
          included in reported loss, net of related tax effects           --
     Deduct: Total stock-based employee compensation
             expense determined under fair value based methods
             for all awards, net of related tax effects                   --

     Pro forma net loss                                                $ (-----)

     Net loss per common share:
       Basic and fully diluted loss per share, as reported             $  (0.00)
       Basic and fully diluted loss per share, pro forma               $  (0.00)

There were no stock options granted for the period from January 17, 2005 through September 30, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

2. PROPERTY AND EQUIPMENT

As of September 30, 2005, the Company does not own any property and/or equipment.

3. STOCKHOLDER'S EQUITY

The  Company  has  50,000,000   shares   authorized  and  1,000,000  issued  and
outstanding as of September 30, 2005. The issued and outstanding shares were issued as follows:

1,000,000 common shares were issued to Victor Manuel Savceda on August 25, 2005 for the sum of $10,000 in cash.

4. LOAN FROM STOCKHOLDER

As of September 30, 2005, there are no loans to the Company from any stockholders.

5. RELATED PARTY TRANSACTIONS

The Company currently uses the offices of Mr. Savceda, the officer and director of the Company. The director has determined that based on the fair market value of his services and the use of his offices the Company will begin paying $200 per month to Mr. Savceda beginning in October 2005. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

As of September 30, 2005, there are no related party transactions between the Company and its officer, other than those mentioned above and in Note 3 - Stockholder's Equity.

6. STOCK OPTIONS

As of September 30, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7. LITIGATION

As of September 30, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

8. SUBSEQUENT EVENTS

On October 25, 2005, 1,000,000 common shares were issued to Victor Manuel Savceda for the sum of $10,000 in cash.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Gemwood's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Gemwood, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $    3
     Accounting fees and expenses                                    $2,500
     Legal fees                                                      $1,800
     Transfer Agent fees                                             $  600
     Printing                                                        $   97
                                                                     ------
     Total                                                           $5,000
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 25, 2005, 1,000,000 shares of common stock were issued to Victor Manuel Savceda, the officer and director as founders' shares, and additional 1,000,000 shares were issued to him on October 25, 2005. The shares were issued in exchange for $20,000, or $.01 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation           Included
     Exhibit 3.2       Bylaws                              Included
     Exhibit 5         Opinion re: Legality                Included
     Exhibit 10        Lease Agreement                     Included
     Exhibit 23.1      Consent of counsel                  Included in Exhibit 5
     Exhibit 23.2      Consent of independent auditor      Included

UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Playas de Rosarito, Baja California Mexico, on December 22, 2005.

                                             Gemwood Productions, Inc.


                                             /s/ Victor Manuel Savceda
                                             --------------------------
                                             By Victor Manuel Savceda
                                             (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

/s/ Victor Manuel Savceda                                      December 22, 2005
-------------------------------------                          -----------------
Victor Manuel Savceda, President                                     Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)